Exhibit 99.1

j2 Global Announces Appointment of President, R. Scott Turicchi, as CFO

LOS ANGELES — July 3, 2014 — j2 Global, Inc. (NASDAQGS:JCOM) today announced that j2 Global’s current President and former CFO, R. Scott Turicchi, will assume the role of Chief Financial Officer effective with Kathleen Griggs’ departure from her position as Chief Financial Officer and Treasurer of j2 Global on August 8, 2014, for personal reasons. Ms. Griggs’ departure does not result from any disagreement with j2 Global on any matter relating to j2 Global’s operations, policies or practices. It is anticipated that prior to her departure Ms. Griggs will participate in j2 Global’s Q2 2014 earnings call and will remain CFO through the preparation and filing of the Company’s Quarterly Report on 10-Q for the quarter.

Commenting on Ms. Griggs’ resignation, Hemi Zucker, j2 Global’s Chief Executive Officer stated, “On behalf of everyone at j2 Global, I thank Kathy for her contributions during her tenure as CFO during which j2 Global’s revenues, profits and market capitalization have grown significantly. We wish Kathy well in all of her future endeavors.”

About j2 Global

j2 Global, Inc. provides Internet services through two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax®, eVoice®, FuseMail®, Campaigner®, KeepItSafe®, Livedrive® and Onebox®, and operates a messaging network spanning 49 countries on six continents. The Digital Media Division offers technology, gaming and lifestyle content through its digital properties, which include PCMag.com, IGN.com, AskMen.com, Toolbox.com and others. The Digital Media Division also operates NetShelter® Powered by BuyerBase®, an advanced digital ad targeting platform, and Ziff Davis B2B, a leading provider of research to enterprise buyers and leads to IT vendors. As of December 31, 2013, j2 had achieved 18 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: ability to grow non-fax revenues, profitability and cash flows; ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees;

and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2013 Annual Report on Form 10-K filed by j2 Global on March 3, 2014, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

Contact:

j2 Global, Inc.

Laura Hinson , 800-577-1790

Laura.hinson@j2.com